Exhibit 99
HONEYWELL INTERNATIONAL INC.
(Unaudited)
(Dollars in tables in millions)
SUPPLEMENTAL INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, JUNE 30, SEPTEMBER 30, AND DECEMBER 31, 2023, AND MARCH 31, 2024

RECAST OF SEGMENT PROFIT AND ADJUSTED EARNINGS PER SHARE
For periods beginning on or after April 1, 2024, Honeywell began excluding the impact of amortization expense for acquisition-related intangible assets and certain acquisition-related costs, including the related tax effects, from segment profit and adjusted earnings per share. The following table recasts certain historical periods to align with our current presentation:

	Three Months Ended
	March 31, 2023	June 30, 2023	Sept 30, 2023	Dec 31, 2023	March 31, 2024
Segment profit
Aerospace Technologies	$831	$930	$968	$1,031	$1,035
Industrial Automation	586	544	519	560	474
Building Automation	381	391	392	365	350
Energy and Sustainability Solutions	302	363	378	444	303
Corporate and All Other	(85)	(115)	(87)	(100)	(68)
Total segment profit	$2,015	$2,113	$2,170	$2,300	$2,094

	Three Months Ended
	March 31, 2023	June 30, 2023	Sept 30, 2023	Dec 31, 2023	March 31, 2024
Adjusted earnings per share of common stock - diluted	$2.15	$2.30	$2.38	$2.69	$2.34

RECAST OF NET SALES FOR INDUSTRIAL AUTOMATION REPORTABLE BUSINESS SEGMENT
In April 2024, the Company realigned certain business units within the Industrial Automation reportable business segment. The gas detection business has moved from the Sensing and Safety Technologies business unit to the Process Solutions business unit to align with the process measurement controls business. The following table recasts certain historical periods to align with our current presentation:

	Three Months Ended
	March 31, 2023	June 30, 2023	Sept 30, 2023	Dec 31, 2023	March 31, 2024
Industrial Automation
Sensing and Safety Technologies	$493	$518	$498	$474	$450
Productivity Solutions and Services	361	329	304	319	322
Process Solutions	1,485	1,482	1,493	1,557	1,496
Warehouse and Workflow Solutions	464	398	335	246	210
Net Industrial Automation sales	$2,803	$2,727	$2,630	$2,596	$2,478

Appendix

Non-GAAP Financial Measures

The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes the change to adjust for amortization of acquisition-related intangibles and certain acquisition-related costs provides investors with a more meaningful measure of its performance period to period, aligns the measure to how management will evaluate performance internally, and makes it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Other companies may calculate these non-GAAP measures differently, limiting the usefulness of these measures for comparative purposes.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell’s business.

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(Unaudited)

	Three Months Ended
	March 31, 2023	June 30, 2023	Sept 30, 2023	Dec 31, 2023
Earnings per share of common stock - diluted[1]	$2.07	$2.22	$2.27	$1.91
Pension mark-to-market expense[2]	—	—	—	0.19
Amortization of acquisition-related intangibles[3]	0.08	0.07	0.10	0.09
Acquisition-related costs[4]	—	—	0.01	—
Russian-related charges[5]	—	—	—	—
Net expense related to the NARCO Buyout and HWI Sale[6]	—	0.01	—	—
Adjustment to estimated future Bendix liability[7]	—	—	—	0.49
Adjusted earnings per share of common stock - diluted	$2.15	$2.30	$2.38	$2.69

1	For the three months ended March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023, adjusted earnings per share utilizes weighted average shares of approximately 673.0 million, 670.2 million, 667.0 million, and 660.9 million, respectively.
2	Pension mark-to-market expense uses a blended tax rate of 18%, net of tax benefit of $27 million, for 2023.
3	For the three months ended March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023, acquisition-related intangibles amortization includes $54 million, $48 million, $67 million, and $62 million, net of tax benefit of approximately $14 million, $13 million, $20 million, and $14 million, respectively.
4	For the three months ended June 30, 2023, September 30, 2023, and December 31, 2023, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, is approximately $1 million, $4 million, and $2 million, net of tax benefit of approximately $0 million, $2 million, and $0 million, respectively.
5
For the three months ended March 31, 2023, June 30, 2023, and December 31, 2023, the adjustments were a $2 million benefit, $1 million expense, and a $2 million benefit, without tax expense, respectively.

6	For the three months ended June 30, 2023, the adjustment was $8 million, net of tax benefit of $3 million, due to the net expense related to the NARCO Buyout and HWI Sale.
7	Bendix Friction Materials (“Bendix”) is a business no longer owned by the Company. In 2023, the Company changed its valuation methodology for calculating legacy Bendix liabilities. For the three months ended December 31, 2023, the adjustment was $330 million, net of tax benefit of $104 million (or $434 million pre-tax) due to a change in the estimated liability for resolution of asserted (claims filed as of the financial statement date) and unasserted Bendix-related asbestos claims. The Company experienced fluctuations in average resolution values year-over-year in each of the past five years with no well-established trends in either direction. In 2023, the Company observed two consecutive years of increasing average resolution values (2023 and 2022), with more volatility in the earlier years of the five-year period (2019 through 2021). Based on these observations, the Company, during its annual review in the fourth quarter of 2023, reevaluated its valuation methodology and elected to give more weight to the two most recent years by shortening the look-back period from five years to two years (2023 and 2022). The Company believes that the average resolution values in the last two consecutive years are likely more representative of expected resolution values in future periods. The $434 million pre-tax amount was attributable primarily to shortening the look-back period to the two most recent years, and to a lesser extent to increasing expected resolution values for a subset of asserted claims to adjust for higher claim values in that subset than in the modelled two-year data set. It is not possible to predict whether such resolution values will increase, decrease, or stabilize in the future, given recent litigation trends within the tort system and the inherent uncertainty in predicting the outcome of such trends. The Company will continue to monitor Bendix claim resolution values and other trends within the tort system to assess the appropriate look-back period for determining average resolution values going forward.
Note: Amounts may not foot due to rounding

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share (Continued)
(Unaudited)

	Three Months Ended March 31, 2024	Twelve Months Ended December 31, 2023
Earnings per share of common stock - diluted[1]	$2.23	$8.47
Pension mark-to-market expense[2]	—	0.19
Amortization of acquisition-related intangibles[3]	0.08	0.35
Acquisition-related costs[4]	0.01	0.01
Russian-related charges[5]	0.02	—
Net expense related to the NARCO Buyout and HWI Sale[6]	—	0.01
Adjustment to estimated future Bendix liability[7]	—	0.49
Adjusted earnings per share of common stock - diluted	$2.34	$9.52

1	For the three months ended March 31, 2024, and the twelve months ended December 31, 2023, adjusted earnings per share utilizes weighted average shares of approximately 656.6 million and 668.2 million, respectively.
2	Pension mark-to-market expense uses a blended tax rate of 18%, net of tax benefit of $27 million, for 2023.
3	For the three months ended March 31, 2024, and twelve months ended December 31, 2023, acquisition-related intangibles amortization includes $55 million and $231 million, net of tax benefit of approximately $15 million and $61 million, respectively.
4	For the three months ended March 31, 2024, and twelve months ended December 31, 2023, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, is approximately $4 million and $7 million, net of tax benefit of approximately $1 million and $2 million, respectively.
5
For the three months ended March 31, 2024, and twelve months ended December 31, 2023, the adjustments were a $17 million expense, without tax benefit, and a $3 million benefit, without tax expense, respectively.

6	For the twelve months ended December 31, 2023, the adjustment was $8 million, net of tax benefit of $3 million, due to the net expense related to the NARCO Buyout and HWI Sale.
7	Bendix Friction Materials (“Bendix”) is a business no longer owned by the Company. In 2023, the Company changed its valuation methodology for calculating legacy Bendix liabilities. For the twelve months ended December 31, 2023, the adjustment was $330 million, net of tax benefit of $104 million (or $434 million pre-tax) due to a change in the estimated liability for resolution of asserted (claims filed as of the financial statement date) and unasserted Bendix-related asbestos claims. The Company experienced fluctuations in average resolution values year-over-year in each of the past five years with no well-established trends in either direction. In 2023, the Company observed two consecutive years of increasing average resolution values (2023 and 2022), with more volatility in the earlier years of the five-year period (2019 through 2021). Based on these observations, the Company, during its annual review in the fourth quarter of 2023, reevaluated its valuation methodology and elected to give more weight to the two most recent years by shortening the look-back period from five years to two years (2023 and 2022). The Company believes that the average resolution values in the last two consecutive years are likely more representative of expected resolution values in future periods. The $434 million pre-tax amount was attributable primarily to shortening the look-back period to the two most recent years, and to a lesser extent to increasing expected resolution values for a subset of asserted claims to adjust for higher claim values in that subset than in the modelled two-year data set. It is not possible to predict whether such resolution values will increase, decrease, or stabilize in the future, given recent litigation trends within the tort system and the inherent uncertainty in predicting the outcome of such trends. The Company will continue to monitor Bendix claim resolution values and other trends within the tort system to assess the appropriate look-back period for determining average resolution values going forward.
Note: Amounts may not foot due to rounding
We define adjusted earnings per share as diluted earnings per share adjusted to exclude various charges as listed above. We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Acquisition-related intangibles amortization and acquisition-related costs are significantly impacted by the timing, size, and number of acquisitions we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions may occur. The Company believes excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.

Honeywell International Inc.
Reconciliation of Operating Income to Segment Profit, Calculation of Operating Income and Segment Profit Margins
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31, 2023	June 30, 2023	Sept 30, 2023	Dec 31, 2023
Operating income	$1,692	$1,883	$1,926	$1,583
Stock compensation expense[1]	59	50	39	54
Repositioning, Other[2,3]	180	103	100	569
Pension and other postretirement service costs[3]	16	16	17	17
Amortization of acquisition-related intangibles	68	61	87	76
Acquisition-related costs[4]	—	—	1	1
Segment profit	$2,015	$2,113	$2,170	$2,300

Operating income	$1,692	$1,883	$1,926	$1,583
÷ Net sales	$8,864	$9,146	$9,212	$9,440
Operating income margin %	19.1%	20.6%	20.9%	16.8%
Segment profit	$2,015	$2,113	$2,170	$2,300
÷ Net sales	$8,864	$9,146	$9,212	$9,440
Segment profit margin %	22.7%	23.1%	23.6%	24.4%

1	Included in Selling, general and administrative expenses.
2
Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges. For the three months ended March 31, 2023 and June 30, 2023, other charges include $2 million of expense and $2 million of benefit, respectively, due to the Russia-Ukraine conflict.

3	Included in Cost of products and services sold and Selling, general and administrative expenses.
4	Includes acquisition-related fair value adjustments to inventory.

	Three Months Ended March 31, 2024	Twelve Months Ended December 31, 2023
Operating income	$1,860	$7,084
Stock compensation expense[1]	53	202
Repositioning, Other[2,3]	92	952
Pension and other postretirement service costs[3]	16	66
Amortization of acquisition-related intangibles	70	292
Acquisition-related costs[4]	3	2
Segment profit	$2,094	$8,598

Operating income	$1,860	$7,084
÷ Net sales	$9,105	$36,662
Operating income margin %	20.4%	19.3%
Segment profit	$2,094	$8,598
÷ Net sales	$9,105	$36,662
Segment profit margin %	23.0%	23.5%

1	Included in Selling, general and administrative expenses.
2
Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges. For the three months ended March 31, 2024, other charges include $17 million of expense due to the Russia-Ukraine conflict.

3	Included in Cost of products and services sold and Selling, general and administrative expenses.
4	Includes acquisition-related fair value adjustments to inventory and third-party transaction and integration costs.

Honeywell International Inc.
Reconciliation of Operating Income to Segment Profit, Calculation of Operating Income and Segment Profit Margins (Continued)
(Unaudited)
(Dollars in millions)

We define segment profit, on an overall Honeywell basis, as operating income, excluding stock compensation expense, pension and other postretirement service costs, amortization of acquisition-related intangibles, certain acquisition-related costs, and repositioning and other charges. We define segment profit margin, on an overall Honeywell basis, as segment profit divided by net sales. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Acquisition-related intangibles amortization and acquisition-related costs are significantly impacted by the timing, size, and number of acquisitions we complete and are not on a predictable cycle, and we make no comment as to when or whether any future acquisitions may occur. The Company believes excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.